UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 17, 2008

____________________________

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

001-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K originally dated December 17, 2008 and filed with the Securities and Exchange Commission on December 22, 2008, as amended on December 24, 2008, regarding the Registrant’s entry into definitive material agreements with various parties.  The purpose of this amendment is to complete disclosure regarding the consummation of the sale of Series A Preferred Stock to Richard Kall.

Item 3.02         Unregistered Sales of Equity Securities.

The Richard Kall Investment

On December 22, 2008, the Registrant entered into a Series A 12% Cumulative Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Richard Kall, the Registrant’s Chairman of the Board and Chief Executive Officer, and manager of the Registrant’s majority shareholder, pursuant to which Mr. Kall agreed to purchase from the Registrant, for an aggregate purchase price of $2,000,000, 2,000,000 shares of Series A Preferred Stock and a warrant to purchase 1,000,000 shares of Series A Preferred Stock (“Series A Warrant”), with a term of 5 years and an exercise price of $1.00 per share.  Mr. Kall paid the aggregate purchase price through an advance on November 14, 2008 of $500,000 to the Registrant, an advance on December 18, 2008 of $200,000 to the Registrant, and a cash payment of $1,300,000 on December 22, 2008.

The issuance of the aforementioned securities to Mr. Kall was intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act as the securities were sold to an accredited investor and were not sold through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: February 19, 2009	By:	/s/ Abraham Sofer
Abraham Sofer
President